Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT ("Agreement") is made as of _____________ __, 20__, by and between Bio-Path Holdings, Inc., a Delaware corporation (the "Company"), and _______________________________________, a director and/or officer of the Company (the "Indemnitee").

WHEREAS, the board of directors of the Company (the “Board”) has concluded that to retain and attract talented and experienced individuals to serve as directors and officers of the Company, it is necessary for the Company to contractually indemnify officers and directors and to assume for itself maximum liability for expenses and damages in connection with claims against such directors and officers in connection with their service to the Company;

WHEREAS, Section 145 of the Delaware General Corporation Law (the "DGCL"), under which the Company is organized, empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises, and expressly provide that the indemnification provided by the DGCL is not exclusive;

WHEREAS, the Company's Certificate of Incorporation (the "Certificate of Incorporation") and the Company's Bylaws (the "Bylaws") authorize the Company to provide indemnification and to advance expenses to the fullest extent permitted by Delaware law;

WHEREAS, Indemnitee is currently serving as a director and/or officer of the Company and the Company wishes Indemnitee to continue Indemnitee’s service in such capacity without concern of unwarranted personal liability arising out of or related to such services to the Company; and

WHEREAS, the Company wishes to provide Indemnitee with an independent contractual right to indemnification and advancement of expenses in addition to those rights provided by the DGCL, the Certificate of Incorporation and the Bylaws.

NOW, THEREFORE, the Company and Indemnitee, intending to be legally bound, hereby agree as follows:

1.           Indemnification in Third Party Proceedings. The Company shall indemnify, defend and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Damages (as defined below) that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed action, suit or proceeding (other than an action, suit or proceeding by or in the right of the Company to procure a judgment in its favor), whether civil, criminal, administrative or investigative (a "Proceeding"), to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or any of its subsidiaries or a member of the boards of directors of the Company or any of its subsidiaries (collectively, the "Company's Board"), by reason of any action or inaction on the part of Indemnitee in Indemnitee’s role as an officer of the Company or any of its subsidiaries or member of the Company's Board, or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that the Company shall not be obligated to indemnify Indemnitee under this Section 1 unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, Indemnitee had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company or (iii) with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful. Anyone seeking to overcome the presumption that Indemnitee is entitled to indemnification under this Section 1 shall have the burden of proof and the burden of persuasion by clear and convincing evidence. "Damages" shall mean any Expenses (as defined below), judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with a Proceeding. "Expenses" shall mean any direct and indirect costs and expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the investigation, defense or appeal of a Proceeding, including any fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including any cost of investigation) or expense of any nature, but shall not include the amount of any judgments, fines or amounts paid in settlement of any Proceeding.

2.           Indemnification in Proceedings by or in the Right of the Company. The Company shall indemnify, defend and hold harmless Indemnitee from and against, and shall compensate and reimburse Indemnitee for, any Expenses and, to the extent permitted by law, amounts paid in settlement that are directly or indirectly suffered or incurred by Indemnitee as a result of, or are directly or indirectly connected with, any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor, to which Indemnitee is or was a party, or is threatened to be made a party, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or any of its subsidiaries or a member of the Company's Board, by reason of any action or inaction on the part of Indemnitee in Indemnitee’s role as an officer of the Company or any of its subsidiaries or a member of the Company's Board or by reason of the fact that Indemnitee is or was serving at the request of the Company as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; provided, however, that the Company shall not be obligated to indemnify Indemnitee under this Section 2: (1) unless Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; or (2) for any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company by a court of competent jurisdiction due to willful misconduct of a culpable nature in the performance of Indemnitee’s duty to the Company, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith or (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company. Anyone seeking to overcome the presumption that Indemnitee is entitled to indemnification under this Section 2 shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

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3.           Expenses; Indemnification Procedure.

(a)          Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding referenced in Sections 1 or 2 (but not amounts actually paid in settlement of any such Proceeding). By executing and delivering this Agreement to the Company, Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined such Expenses were not reasonable or that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Certificate of Incorporation or Bylaws of the Company, the DGCL or otherwise. No other form of undertaking shall be required other than the execution of this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee within ten (10) days following delivery of a written statement therefor by Indemnitee to the Company. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Any advances pursuant to this Section 3(a) shall be made without regard to the financial ability of Indemnitee to make repayment and shall be unsecured and interest free.

(b)          Witness Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of, or arising from, the fact that Indemnitee is or was an officer of the Company or a member of the Company's Board, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

(c)          Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of the commencement of, or the threat of commencement of, any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(d)          Procedure. Any indemnification provided for in Sections 1 or 2 shall be made no later than sixty (60) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Certificate of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within sixty (60) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 17 of this Agreement, Indemnitee shall also be entitled to be paid for the Expenses (including attorneys' fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for Expenses incurred in connection with any Proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board, Independent Counsel or the stockholders of the Company) to have made a determination under Section 6 that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination under Section 6 by the Company (including the Board, Independent Counsel or the stockholders of the Company) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

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(e)          Settlements. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company's prior written consent. The Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's prior written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

(f)          Selection of Counsel. In the event the Company shall be obligated under Section 3(a) to pay the Expenses of any Proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of Indemnitee in such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then in each case, the fees and expenses of Indemnitee's counsel shall be at the expense of the Company, except as otherwise expressly provided in this Agreement.

4.           Additional Indemnification Rights; Nonexclusivity; Duration.

(a)          Scope. Notwithstanding any other provisions of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Certificate of Incorporation, the Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify its officers or members of its board of directors, such changes shall be, ipso facto, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify its officers or members of its board of directors, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

(b)          Nonexclusivity. The provisions for indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or Disinterested Directors (as defined below), Delaware law or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office.

(c)          Duration. This Agreement shall continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which Indemnitee served at the request of the Company; or (b) one (1) year after the final termination of any Proceeding (including any rights of appeal thereto) then-pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 10 relating thereto (including any rights of appeal of any such Proceeding).

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5.           Partial Indemnification and Contribution.

(a)          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines or amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, settlement or appeal of any Proceeding, but is not entitled, however, to indemnification for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or amounts paid in settlement to which Indemnitee is entitled. For purposes of this Section 5(a) and without limitation, the termination of any claim, issue or matter by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(b)          Contribution. If the indemnification provided in this Agreement is unavailable in whole or in part and may not be paid to Indemnitee for any reason other than those explicitly set forth herein, then in respect to any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Indemnitee, shall pay, in the first instance, all Damages and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

6.           Determination of Right To Indemnification.

(a)          Determination. Any indemnification under this Agreement shall be made by the Company unless a determination is made that indemnification of such Indemnitee is not proper in the circumstances because Indemnitee has not met the applicable standards of conduct set forth in Sections 1 or 2, as applicable. Any such determination shall be made as follows:

(i)          by a majority vote of the directors of the Board who are not parties to the Proceeding in question (“Disinterested Directors”), even if constituting less than a quorum of the Board; or

(ii)         if there are no such Disinterested Directors or if so requested by Indemnitee, in his or her sole discretion, by (x) Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (y) the stockholders of the Company.

If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s right to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s right to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

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(b)          Independent Counsel. In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(a)(ii), the Independent Counsel shall be selected as provided in this Section 6(b). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 21(d), and the objection shall set forth with particularity the factual basis of such assertion.

Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If Independent Counsel is to be selected pursuant to Section 6(a)(ii) and no Independent Counsel shall have been selected without being objected to within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 3(d), either the Company or Indemnitee may petition a court of competent jurisdiction (the “Court”) for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. In all events, the Company agrees to pay the reasonable fees of the Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

7.           Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers or other advisors under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

8.           Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to applicable law (as determined by a court of competent jurisdiction), to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 8. If this Agreement or any portion hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever, then (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and, (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any provisions of this Agreement containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

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9.           Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee or to advance Expenses in connection with any of the following:

(a)          Excluded Acts. Any actions or omissions or transactions from which an officer or director of a corporation may not be relieved of liability under Delaware law;

(b)          Claims Initiated by Indemnitee. Any Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification and/or advancement of Expenses arising under this Agreement, the Certificate of Incorporation, the Bylaws or any other statute or law, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate;

(c)          Lack of Good Faith. Any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such Proceeding was not made in good faith or was frivolous;

(d)          Claims Under Section 16(b). Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any similar successor statute;

(e)          Insurance Payments. Any claims for which payment is actually made to Indemnitee under a valid, enforceable and collectible insurance policy;

(f)          Other Payments. To the extent that Indemnitee is indemnified and actually paid or Expenses are advanced otherwise than pursuant to this Agreement;

(g)          Personal Advantage. If it is proved by final judgment in a court of law or other final adjudication to have been based upon or attributable to Indemnitee's in fact having gained any personal profit or advantage to which Indemnitee was not legally entitled; or

(h)          Unlawful Indemnification. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification or advancement of Expenses is not lawful.

10.         Remedies of Indemnitee. In the event that (i) the Company makes a determination that Indemnitee is not entitled to indemnification under Sections 1 or 2, (ii) advancement of Expenses is not timely made pursuant to Section 3, or (iii) payment of indemnification is not made pursuant to this Agreement within sixty (60) days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court in the State of Delaware or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification and shall be entitled to reimbursement of Expenses incurred in connection therewith in accordance with Section 17.

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11.         Insurance. To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of the Company or directors, officers, trustees, partners, managing members, fiduciaries, employees or agents of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.

12.         Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

13.         Effectiveness of Agreement. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for under Delaware law, such provisions shall not be effective unless and until the indemnification permitted by such provisions comes within the scope of the indemnification provided for under Delaware law. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page.

14.         Enforcement. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer of the Company or any of its subsidiaries and/or a member of the Company's Board, and the Company acknowledges that Indemnitee is relying upon this Agreement as consideration for serving as an officer of the Company or any of its subsidiaries or a member of the Company's Board. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof, including any prior indemnification agreements entered into between the parties hereto.

15.         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

16.         Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns. This Agreement will continue in effect whether Indemnitee continues to serve as an officer or director of the Company or any of its subsidiaries or any other enterprise at the Company's request, subject to Section 4(c).

17.         Attorneys' Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, or to recover under any directors' and officers' liability insurance policies maintained by the Company, Indemnitee shall be entitled to be paid all court costs and Expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and Expenses, including attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and cross-claims made in such action), unless as a part of such action the court determines that Indemnitee's material defenses to such action were made in bad faith or were frivolous.

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18.         Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail, properly addressed with postage prepaid, on the third business day after the date postmarked; otherwise a notice shall be deemed duly given when such notice shall be actually received by the addressee. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice. The failure to notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise.

19.         Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

20.         Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

21.         Construction of Certain Phrases; Definitions.

(a)          References to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)          References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any ERISA excise taxes or penalties; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(c)          A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i)          Acquisition of Stock by Third Party. Any person is or becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

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(ii)         Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 21(c)(i), 21(c)(iii) or 21(c)(iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii)        Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50.1% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; or

(iv)        Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(d)          “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

AGREED TO AND ACCEPTED

INDEMNITEE:	BIO-PATH HOLDINGS, INC.

By:

Name:

Title:

Address:	Address:

4710 Bellaire Blvd, Suite 210
Bellaire, Texas 77401